EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. (“BAM”) Provides Corporate Update

VANCOUVER, B.C., CANADA (October 11, 2018) –Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ), (the “Company” or “BAM”) has been requested by the Investment Industry Regulatory Organization of Canada (IIROC) to comment on the recent increase in the trading volume and price of the Company's common shares on the Canadian Securities Exchange.

The Company is not aware of any material change in its business or affairs that have not been disclosed and that would have contributed to the recent increase in trading activity.

The Company has been actively pursuing opportunities with different parties over the past several months in the regular course of business. Due to a recent increase in interest from such parties, the Company has established a Special Committee of directors to assist the Company with the review of potential transactions. The Committee is comprised of three directors of the Company, of which two are independent. No definitive agreement has been entered into at this time and there can be no assurance that a transaction will be consummated.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information regarding Body and Mind Inc. please contact:

Michael Mills

778-389-0007

mmills@bamcannabis.com

About Body and Mind

Body and Mind is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. Body and Mind products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. Body and Mind marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup. Body and Mind continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

For more information please visit our web site at http://www.bamcannabis.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.